Exhibit 99.1
LIONSGATE REPORTS REVENUES OF $298.5 MILLION FOR FIRST QUARTER
OF FISCAL 2009, UP 50% FROM PRIOR YEAR’S FIRST QUARTER;
NET INCOME OF $7.1 MILLION COMPARED TO NET LOSS OF $53.1 MILLION IN
PRIOR YEAR FIRST QUARTER
Company Reports Positive EBITDA Before Equity Interests Of $13.2 Million
In Q1 Compared To Negative $50.7 Million In Prior Year First Quarter
Santa Monica, CA, and Vancouver, BC, August 8, 2008 -— Lionsgate (NYSE: LGF), the leading next generation filmed entertainment studio, continued its strong growth momentum, reporting revenues of $298.5 million, net income of $7.1 million and EBITDA of positive $13.2 million for the first quarter of fiscal 2009 (period ended June 30, 2008), the Company announced today. EBITDA is defined as earnings before interest, income tax provision, depreciation and equity interests. Lionsgate senior management noted that the 50% revenue growth was driven by double-digit revenue increases in all of its core businesses, including motion pictures, television programming, home entertainment, library, international and digital.
Net income of $7.1 million in the quarter translated into basic net income per common share of $0.06 based on 118.4 million weighted average common shares outstanding compared to a net loss of $53.1 million or basic loss per common share of $0.45 based on 117.1 million weighted average common shares outstanding in the prior year’s first quarter. The $60 million improvement in profitability over the prior year’s first quarter was primarily attributable to lower theatrical P&A costs expensed in the quarter in addition to strong revenue gains throughout the Company’s core businesses.
“Our robust operations, coupled with the recent close of our $340 million five-year revolving credit facility with JP Morgan and our strong balance sheet, positions us to continue growing our business despite the current difficult market environment,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “As a result, we expect to continue our double-digit revenue growth this year, with a view toward generating significant positive EBITDA and continued double-digit revenue growth in fiscal 2010.”
The Company’s filmed entertainment backlog also grew to a record $441.2 million at June 30, 2008. Filmed entertainment backlog represents the amount of future revenue contracted but not yet recorded from the licensing of films and television product for television exhibition and in international markets.
Overall motion picture revenue for the quarter was $257.4 million, an increase of 51.1% from $170.3 million in the prior year’s first quarter, due to growth throughout the theatrical, DVD, television from motion pictures, international and Mandate Pictures segments of the business.
Theatrical revenue was $30.5 million, an increase of 61% from $19.0 million in the prior year’s first quarter, driven by the success of The Forbidden Kingdom and continued box office revenues from Meet The Browns and The Bank Job, both released in the fourth quarter of fiscal 2008.
Lionsgate’s home entertainment revenue grew to $152.2 million in the quarter, a 47% increase from $103.8 million in the prior year first quarter. The results reflected strength throughout the Company’s home entertainment portfolio of packaged media, VOD and digital businesses, including the best first quarter library revenues that the Company has ever reported. Top DVD titles in the quarter such as Rambo, The Eye, Witless Protection, 3:10 To Yuma (released in January 2008) and Bella (from Roadside Attractions) reflected significant and growing contributions from strong BluRay high-definition disc sales.
Television revenue included in the motion picture segment was $28.9 million in the first quarter, a 29% increase from $22.4 million in the prior year first quarter, led by titles such as 3:10 To Yuma, Bratz: The Movie, Good Luck Chuck, Saw IV and War.
Lionsgate’s international revenue grew 51% to $34.3 million in the first quarter compared to $22.7 million in the first quarter of the prior year, attributable primarily to the international performance of Saw IV and The Eye. The Company had its best foreign sales market at the Cannes Film Festival in May.
Mandate Pictures reported first quarter revenues of $8.5 million, reflecting contributions from 30 Days of Night, Harold and Kumar Escape From Guantanamo Bay, Juno, Messengers and Passengers.
Television production revenue in the quarter was $41.1 million, up 45% from $28.4 million in the prior year first quarter as Weeds Season 4 (Showtime), Mad Men Season 2 (AMC), Fear Itself (NBC), Debmar-Mercury’s Tyler Perry’s House of Payne (TBS) and Family Feud, and the Weeds Season 3 DVD all made strong contributions. Weeds has been picked up for its fifth and sixth seasons by Showtime, positioning the Emmy-nominated series for future syndication, and Mad Men earned 16 Emmy (R) nominations, a record for a basic cable drama series.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2009 first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Monday, August 11, 2008. Interested parties may participate live in the conference call by calling 1-800-230-1092 (612-288-0329 outside the U.S. and Canada). A full digital replay will be available from Monday morning, August 11, through Monday, August 18, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 956017.
Lionsgate is the leading next generation filmed entertainment studio with a major presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company is leveraging its content leadership and marketing expertise through a series of partnerships that include the operation of the highly successful FEARNet branded VOD and Internet horror channel with Sony and Comcast, the recent announcement of the fall 2009 launch of a new premium entertainment channel with partners Viacom, Paramount Pictures and MGM, investment in the leading young men’s digital distribution platform Break.com, ownership of the premier independent television syndication company Debmar-Mercury and an alliance with independent filmed entertainment production and distribution company Roadside Attractions. Lionsgate also has forged partnerships with leading content creators, owners and distributors in key territories around the world, including Televisa in the U.S. and Latin America, StudioCanal in the UK, Hoyts and Sony in Australia and Eros International in India.
The Company has generated more than $450 million at the North American theatrical box office in the past year and has released a string of hits including The Forbidden Kingdom, Tyler Perry’s Meet The Browns, The Bank Job, Rambo, The Eye, Saw IV, Tyler Perry’s Why Did I Get Married?, Good Luck Chuck, 3:10 To Yuma and War, most of which have opened at #1 or #2 at the box office. The Company has also forged leadership positions in television and home entertainment with the production of such critically-acclaimed television series as Weeds and Mad Men, the distribution of Tyler Perry’s House of Payne, Family Feud, South Park, Trivial Pursuit and The Dead Zone, among others, and approximately 8% market share and the industry’s leading box office-to-DVD conversion rate in home entertainment. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with entrepreneurial innovation and original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kristin Robinson
Lionsgate
310-255-5114
krobinson@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2009 and fiscal 2010. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2008. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2008	2008
	(Unaudited)
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$230,590	$371,589
Restricted cash	15,850	10,300
Investments	6,909	6,927
Accounts receivable, net of reserve for video returns and allowances of $98,024 (March 31, 2008 - $95,515) and provision for doubtful accounts of $6,302 (March 31, 2008 - $5,978)	198,440	260,284
Investment in films and television programs	740,480	608,942
Property and equipment	14,836	13,613
Goodwill	224,213	224,531
Other assets	55,429	41,572

	$1,486,747	$1,537,758

LIABILITIES
Accounts payable and accrued liabilities	$182,985	$245,430
Participation and residuals	350,952	385,846
Film and production obligations	312,616	278,016
Subordinated notes and other financing obligations	328,718	328,718
Deferred revenue	129,063	111,510

	1,304,334	1,349,520

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 121,445,965 and 121,081,311 shares issued at June 30, 2008 and March 31, 2008, respectively	437,990	434,650
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(216,524)	(223,619)
Accumulated other comprehensive loss	(373)	(533)

	221,093	210,498
Treasury shares, no par value, 4,072,499 and 2,410,499 shares at June 30, 2008 and March 31, 2008, respectively	(38,680)	(22,260)

	182,413	188,238
	$1,486,747	$1,537,758

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
	(Amounts in thousands, except
	per share amounts)
Revenues	$298,459	$198,742
Expenses:
Direct operating	148,008	87,058
Distribution and marketing	98,975	135,501
General and administration	38,308	26,840
Depreciation	1,062	908

Total expenses	286,353	250,307

Operating income (loss)	12,106	(51,565)

Other expenses (income):
Interest expense	4,311	3,860
Interest and other income	(2,155)	(3,803)

Total other expenses, net	2,156	57

Income (loss) before equity interests and income taxes	9,950	(51,622)
Equity interests loss	(2,186)	(807)

Income (loss) before income taxes	7,764	(52,429)
Income tax provision	669	689

Net income (loss)	$7,095	$(53,118)

Basic Net Income (Loss) Per Common Share	$0.06	$(0.45)

Diluted Net Income (Loss) Per Common Share	$0.06	$(0.45)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$7,095	$(53,118)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	1,062	908
Amortization of deferred financing costs	933	884
Amortization of films and television programs	69,047	49,862
Amortization of intangible assets	324	162
Non-cash stock-based compensation	3,419	2,846
Equity interests loss	2,186	807
Changes in operating assets and liabilities:
Restricted cash	(5,550)	271
Accounts receivable, net	61,961	9,439
Investment in films and television programs	(200,897)	(136,139)
Other assets	(2,571)	(3,061)
Accounts payable and accrued liabilities	(62,039)	20,185
Participation and residuals	(34,893)	15,527
Film obligations	(7,445)	4,361
Deferred revenue	17,551	31,486

Net Cash Flows Used In Operating Activities	(149,817)	(55,580)

Investing Activities:
Purchases of investments — auction rate securities	—	(172,442)
Proceeds from the sale of investments — auction rate securities	—	243,491
Purchases of investments — equity securities	—	(3,432)
Proceeds from the sale of investments — equity securities	—	16,343
Investment in equity method investees	(11,094)	—
Loan to equity method investee	(3,100)
Purchases of property and equipment	(2,279)	(2,017)

Net Cash Flows Provided By (Used In) Investing Activities	(16,473)	81,943

Financing Activities:
Exercise of stock options	825	390
Amounts paid to satisfy tax withholding requirements on equity awards	(1,113)	—
Repurchases of common shares	(16,420)	—
Borrowings under financing arrangements	—	3,718
Increase in production obligations	70,545	22,869
Payment of production obligations	(28,505)	(47,660)

Net Cash Flows Provided By (Used In) Financing Activities	25,332	(20,683)

Net Change In Cash And Cash Equivalents	(140,958)	5,680
Foreign Exchange Effects on Cash	(41)	1,403
Cash and Cash Equivalents — Beginning Of Period	371,589	51,497

Cash and Cash Equivalents — End Of Period	$230,590	$58,580

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
	(Amounts in thousands)
Free Cash Flow, as defined	$(110,056)	$(82,388)
Purchases of property and equipment	(2,279)	(2,017)
Net borrowings under and repayment of production obligations	42,040	(24,791)

Net Cash Flows Used In Operating Activities	$(149,817)	$(55,580)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment and plus or minus the net increase or decrease in production obligations. The adjustment for the production obligations is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production obligations prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA, AS DEFINED TO NET INCOME (LOSS)

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
	(Amounts in thousands)
EBITDA, as defined	$13,168	$(50,657)
Depreciation	(1,062)	(908)
Interest expense	(4,311)	(3,860)
Interest and other income	2,155	3,803
Equity interests loss	(2,186)	(807)
Income tax provision	(669)	(689)

Net income (loss)	$7,095	$(53,118)

EBITDA is defined as earnings before interest, income tax provision, depreciation and equity interests losses. EBITDA as defined, is a non-GAAP financial measure. Management believes EBITDA as defined, to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined, does not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.